Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Tax-Exempt California Money Market Fund (the "Fund") Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Fund's Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A, No. 33-12938) of our report dated November 21, 2007, on the financial statements and financial highlights of the Tax-Exempt California Money Market Fund, included in the Fund's Annual Report dated September 30, 2007.


                                                     /s/ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2008